United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

September 8, 2005

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following information is furnished pursuant to Item 1.01, “Entry into a Material Definitive Agreement”.

On September 9, 2005 Deltic Timber Corporation (the “Registrant”) entered into a five-year, $260,000,000 revolving credit agreement (the “New Credit Agreement”) with a syndicate of banks with SunTrust Bank serving as both lender and as Administrative Agent and with SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., serving as Sole Lead Arranger and Sole Book Manager. The other lenders participating in the syndication of the New Credit Agreement were American Agricredit PCA and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. (“Rabobank Nederland”, New York Branch) which served as Co-Documentation Agents, and Amsouth Bank and JPMorgan Chase Bank, N.A., which served as Co-Syndication Agents. Also participating were lenders BancorpSouth Bank, Regions Bank, and Wells Fargo Bank, N.A.

The New Credit Agreement replaces, by mutual agreement, a prior $125,000,000 revolving credit agreement with many of the same lenders. The Registrant’s outstanding balance from the prior revolving credit agreement, $8,000,000, transferred to the New Credit Agreement on September 9, 2005.

The New Credit Agreement permits borrowings by the Registrant of Base Rate Loans or Eurodollar Loans which bear interest at levels determined by the ratio of the Registrant’s Consolidated Total Debt to Consolidated Total Capital as these capitalized terms are defined in the New Credit Agreement. The New Credit Agreement contains customary terms and conditions, including certain affirmative covenants, financial covenants, and negative covenants, that are similar to those contained in the prior revolving credit agreement, including without limitation maintaining a Leverage Ratio of not greater than .60:1.00. The New Credit Agreement also restricts, but not necessarily prohibits in all cases, the Registrant’s ability to incur additional indebtedness. The Registrant’s subsidiaries guarantee payment of all obligations under the New Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation

The following information is furnished pursuant to Item 2.03, “Creation of a Direct Financial Obligation”.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by this reference.

Item 8.01 Other Events

The following information is furnished pursuant to Item 8.01, “Other Events”.

At a meeting of the Board of Commissioners of Central Arkansas Water (“CAW” or the “utility”) held on September 8, 2005, a representative of the utility reported that no agreement had been reached as to the value of that portion of Deltic’s Ridges at Nowlin Creek development located within the watershed of Lake Maumelle (approximately 665 acres). CAW’s commissioners affirmed prior authorization to acquire Deltic’s property by condemnation. Utility representatives said an action should be filed within the next month. The Company is considering its response to such an action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Vice President,
General Counsel and Secretary

Date: September 12, 2005